UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2019

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

(Address of principal executive offices)

356 2757 7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 29, 2019, Esports Entertainment Group, Inc. (the “Company”) consummated the second closing (“Second Closing”) of a private placement offering (the “Offering”) whereby the Company entered into those certain securities purchase agreements (the “Purchase Agreements”) with three (3) accredited investors (the “Investors”). Pursuant to the Purchase Agreements, the Company issued the Investors those certain convertible promissory notes (each a “Note and together the “Notes”) in the aggregate principal amount of $137,500 (including a 10% original issue discount) and Warrants to purchase 229,167 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) for aggregate gross proceeds of $125,000.

The Notes accrue interest at a rate of 5% per annum and are initially convertible into shares of the Company’s common stock at a conversion price of $0.60 per share, subject to adjustment (the “Conversion Price”). The Notes contain a mandatory conversion mechanism whereby unpaid principal and accrued interest on the Notes, upon the closing of a Qualified Offering (as defined therein) converts into shares of the Company’s Common Stock at the lower of (i) the Conversion Price and (ii) 80% of the offering price in the Qualified Offering. The Notes contain customary events of default (each an “Event of Default”) and mature on August 29, 2020. If an Event of Default occurs, the outstanding principal amount of the Notes, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Notes will become, at the Note holder’s election, immediately due and payable in cash at the “Mandatory Default Amount”. The Mandatory Default Amount means the sum of 130% of the outstanding principal amount of the Notes plus accrued and unpaid interest, including default interest of 18% per year, and all other amounts, costs, expenses and liquidated damages due in respect of the Notes.

Pursuant to the Purchase Agreements, each Investor was entitled to 100% Warrant coverage, such that such Investor received the same number of Warrants to purchase shares of Common Stock as is the number of shares of Common Stock initially issuable upon conversion of its Note as of the date of issuance. The Warrants are exercisable at a price of $0.75 per share, subject to adjustment from the date of issuance through August 29, 2022.

Joseph Gunnar & Co., LLC (the “Placement Agent”) acted as placement agent for the Offering and received cash compensation of $12,500 and warrants to purchase 45,834 shares of the Company’s common stock, at an initial exercise price of $0.75 per share, subject to adjustment (“Agent Warrants”). The Agent Warrants may be exercised on a “cashless” basis and expire in August 29, 2024.

The current aggregate Offering cash proceeds to the Company from the sale of the Notes is approximately $475,000.

The foregoing descriptions of the Purchase Agreements, Notes, Warrants and the Agent Warrants, do not purport to be complete and are qualified in their entirety by their full text, the forms of which are filed hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Item 1.01 is hereby incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference.

The securities issued pursuant to the Offering were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Investors agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 20, 2019)

10.2	Form of Convertible Promissory Note (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on August 20, 2019)

10.3	Form of Warrant (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on August 20, 2019)

10.4	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on August 20, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated: August 30, 2019	By:	/s/ Grant Johnson
Grant Johnson Chief Executive Officer

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